UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 21, 2003

Date of Report (Date of earliest event reported)

Commission File Number: 000-27743

PAC-WEST TELECOMM, INC.

(Exact name of registrant as specified in its charter)

California	68-0383568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1776 W. March Lane, Suite 250
Stockton, California	95207
(Address of principal executive offices)	(Zip Code)

(209) 926-3300

(Registrant’s telephone number, including area code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events

Financing Transactions

     On October 20, 2003, Pac-West Telecomm, Inc., a California corporation (“Pac-West”), issued a press release announcing that it had entered into a $40.0 million debt and equity private placement financing with Deutsche Bank, the completion of which is subject to certain conditions including receipt by Pac-West of requisite shareholder approvals and noteholder consents. The press release also described recent developments related to reciprocal compensation payments by Verizon California to Pac-West. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference and a copy of the purchase agreement related to such financing is attached hereto as Exhibit 99.2.

Disclosure Related to Annual Meeting of Shareholders

     Under California law, listed companies are authorized to implement a “classified” board of directors, for which directors may be divided into two or three classes and serve terms of two or three years, respectively. In addition, California law provides shareholders with cumulative voting rights in elections for corporate directors, unless the corporation is a listed company and its articles of incorporation or bylaws have eliminated cumulative voting rights. A “listed” company under California law is one whose shares are listed on the New York Stock Exchange or American Stock Exchange, or quoted on the Nasdaq National Market System.

     Pac-West’s common shares were quoted on the Nasdaq National Market System from November 4, 1999, when it completed its initial public offering, until May 28, 2002, when its common shares ceased being quoted on the Nasdaq National Market and began being quoted on the Nasdaq SmallCap Market. Accordingly, although Pac-West’s articles of incorporation and bylaws provide for a classified board of directors and the elimination of cumulative voting in connection with the election of directors, it is ineligible to continue utilizing a classified board of directors or to eliminate cumulative voting rights in elections for directors.

     Therefore, in connection with the 2004 annual meeting of shareholders, shareholders will be entitled to vote cumulatively in the election of directors. In addition, Pac-West currently expects that it will nominate six persons to fill vacancies arising as a result of the declassification of its board of directors. Directors elected at the 2004 annual meeting of shareholders will serve one year terms with all other directors eligible to serve out the remainder of their original terms. Pac-West anticipates that these changes will continue for so long as Pac-West is not a listed company for purposes of California law.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

99.1	Press Release, dated October 20, 2003.

99.2	Note and Warrant Purchase Agreement, dated October 17, 2003, by and between Pac-West Telecomm, Inc. and Deutsche Bank AG — London acting DB Advisors, LLC as Investment Advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAC-WEST TELECOMM, INC
(Registrant)

Dated: October 21, 2003	By: /s/ Peggy McGaw

Peggy McGaw
Principal Accounting Officer

INDEX TO EXHIBITS

99.1	Press Release, dated October 20, 2003.

99.2	Note and Warrant Purchase Agreement, dated October 17, 2003, by and between Pac-West Telecomm, Inc. and Deutsche Bank AG — London acting DB Advisors, LLC as Investment Advisor.